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The Board of Directors
BankAtlantic Bancorp, Inc:


We consent to the use of our report incorporated herein by reference and to the references to our firm under the headings "Summary Selected Financial Data" and "Experts" in the prospectus.



KPMG LLP



Fort Lauderdale, Florida
June 4, 2001